                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [ ]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          PROSPERITY BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                           PROSPERITY BANCSHARES, INC.

                             3040 POST OAK BOULEVARD
                              HOUSTON, TEXAS 77056

                  NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON TUESDAY, APRIL 18, 2000

Shareholders of Prosperity Bancshares, Inc.:

         The 2000 Annual Meeting of Shareholders (the "Meeting") of Prosperity Bancshares, Inc. (the "Company") will be held at the main office of First Prosperity Bank at 1301 N. Mechanic, El Campo, Texas, on Tuesday, April 18, 2000, beginning at 3:00 p.m. (local time), for the following purposes:

         1. To elect three directors of Class II to serve on the Board of Directors of the Company until the Company's 2003 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

         2. To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 2000; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.


         The close of business on March 7, 2000 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or at any adjournments thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection by any shareholder at the offices of the Company during ordinary business hours for a period of at least ten days prior to the Meeting.

         You are cordially invited and urged to attend the Meeting. If you are unable to attend the Meeting, you are requested to sign and date the enclosed proxy and return it promptly in the enclosed envelope. If you attend the Meeting, you may vote in person, regardless of whether you have given your proxy. Your proxy may be revoked at any time before it is voted.

                                          By order of the Board of Directors,


                                          /s/ Tracy T. Rudolph

                                          Tracy T. Rudolph
                                          Chairman of the Board and President

Houston, Texas
March 17, 2000

                             YOUR VOTE IS IMPORTANT.

         TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AT YOUR EARLIEST CONVENIENCE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

                           PROSPERITY BANCSHARES, INC.
                             3040 POST OAK BOULEVARD
                              HOUSTON, TEXAS 77056


                                 MARCH 17, 2000

                            ------------------------

                                 PROXY STATEMENT
                                       FOR
                       2000 ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON TUESDAY, APRIL 18, 2000

                            ------------------------


                SOLICITATION, REVOCABILITY AND VOTING OF PROXIES

         This Proxy Statement is being furnished to shareholders of Prosperity Bancshares, Inc. (the "Company") for solicitation of proxies on behalf of the Board of Directors of the Company for use at the 2000 Annual Meeting of Shareholders of the Company to be held at the main office of First Prosperity Bank (the "Bank") at 1301 N. Mechanic, El Campo, Texas, on Tuesday, April 18, 2000, beginning at 3:00 p.m. (local time), and any adjournment thereof (the "Meeting") for the purposes set forth in this Proxy Statement and the accompanying Notice of 2000 Annual Meeting of Shareholders ("Notice of Meeting"). This Proxy Statement, the Notice of Meeting and the enclosed form of proxy will first be sent to shareholders on or about March 17, 2000.

VOTING OF PROXIES

         Shares represented at the Meeting by an executed and unrevoked proxy in the form enclosed will be voted in accordance with the instructions contained therein. If no instructions are given on an executed and returned form of proxy, the proxies intend to vote the shares represented thereby in favor of each of the proposals to be presented to and voted upon by the shareholders as set forth herein.

         The Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by an executed and unrevoked proxy received by the Board of Directors may be voted with respect thereto in accordance with the judgment of the proxies. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Meeting for which advance notice was not received by the Company in accordance with the Company's Amended and Restated Bylaws

REVOCABILITY OF PROXIES

         Any proxy given by a shareholder may be revoked by such shareholder at any time before it is exercised by submitting to the Secretary of the Company a duly executed proxy bearing a later date, delivering to the Secretary of the Company a written notice of revocation, or attending the Meeting and voting in person.

SOLICITATION

         The cost of this solicitation of proxies is being borne by the Company. Solicitations will be made only by the use of the mail, except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal calls, without being paid additional compensation for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the common stock, par value $1.00 per share, of the Company (the "Common Stock") held of record by such persons, and the Company will reimburse them for their reasonable expenses incurred in this connection.

ANNUAL REPORT

         The Company's Annual Report to Shareholders, including financial statements, for the year ended December 31, 1999, accompanies but does not constitute part of this proxy statement.


                         VOTING SHARES AND VOTING RIGHTS

         Only holders of record of Common Stock at the close of business on March 7, 2000 (the "Record Date"), are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. At that time, there were outstanding 5,217,825 shares of Common Stock, which is the only outstanding class of voting securities of the Company. A majority of the outstanding shares of Common Stock must be represented at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Each holder of Common Stock shall have one vote for each share of Common Stock registered, on the Record Date, in such holder's name on the books of the Company.

         The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock represented at the Meeting is required to elect the Class II nominees to the Board of Directors. There will be no cumulative voting in the election of directors. Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists. An abstention, a non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees.

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the Meeting is required to approve the appointment of the auditors. An abstention or a non-vote will have the effect of a vote against the appointment.


                              ELECTION OF DIRECTORS

ELECTION PROCEDURES; TERM OF OFFICE

         The Board of Directors currently consists of eight directors. In accordance with the Company's Amended and Restated Bylaws, members of the Board of Directors are divided into three classes, Class I, Class II and Class III. The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election. The term of office of the current Class II directors expires at the Meeting. The terms of the current Class III and Class I directors expire at the annual meeting of shareholders in 2001 and 2002, respectively. The three Class II nominees, if elected at the Meeting, will serve until the annual meeting of shareholders in 2003.

         The Board of Directors has nominated Harry Bayne, James A. Bouligny and Robert Steelhammer for election as Class II directors at the Meeting. Messrs. Bayne, Bouligny and Steelhammer are currently serving as Class II directors.

         The Class II nominees receiving the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting will be elected. Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of Common Stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one or two but not all of the nominees, all shares of Common Stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.

         If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board of Directors. The Board of Directors, however, has no reason to believe that any nominee will be unavailable to serve as a director. All of the nominees have consented to being named herein and to serve if elected.

         Any director vacancy occurring after the election may be filled only by a majority of the remaining directors, even if less than a quorum of the Board of Directors. A director elected to fill a vacancy will be elected for the unexpired portion of the term of his predecessor in office.

NOMINEES FOR ELECTION

         The following table sets forth certain information with respect to each nominee for election as a director of the Company:


        NAME                                 POSITION                                AGE
        ----                                 --------                                ---

Harry Bayne                     Class II Director of the Company                     60

James A. Bouligny               Class II Director of the Company                     64

Robert Steelhammer              Class II Director and Treasurer of the Company       59


         Harry Bayne. Mr. Bayne has been a director of the Company since 1989. He has been the President, Chief Executive Officer and a director of Varitec Industries, Inc. in Houston for more than the past five years. Since 1967, Mr. Bayne has served as President of Bayne TV & Appliance Co., a subsidiary of Varitec Industries, Inc. Mr. Bayne is active in the Houston and Bay Area Chambers of Commerce.

         Jim Bouligny. Mr. Bouligny has been a director of the Company since 1991. Mr. Bouligny has been a name partner in the El Campo law firm of Duckett, Bouligny & Collins, LLP for more than the past five years. Mr. Bouligny received a Bachelor of Business Administration degree and a Juris Doctor degree from the University of Texas. Mr. Bouligny's civic activities include a 24 year tenure as a member of the Board of Directors of Wharton County Junior College and a 17 year tenure as City Attorney for El Campo, Texas. He is currently a member of the MG and Lillie Johnson Foundation.

         Robert Steelhammer. Mr. Steelhammer has been a director of the Company since its inception and was appointed Treasurer of the Company in 1999. Mr. Steelhammer has been a name partner with Steelhammer & Miller, P.C. in Houston for more than the past five years. He received a Bachelor of Science degree from the University of Texas and a Juris Doctor degree from South Texas College of Law. He is a member of the State Bar of Texas, a registered professional engineer for the State of Texas and a member of the American Institute of Chemical Engineers.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.


                   CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the Company's Class I and Class III directors, whose terms of office do not expire at the Meeting, and executive officers of the Company:


                                                                    POSITIONS WITH COMPANY
NAME                                       AGE              AND FIRST PROSPERITY BANK (THE "BANK")
----                                       ---              --------------------------------------

J. T. Herin                                 84        Class I Director of the Company

David Hollaway                              44        Chief Financial Officer of the Company; Senior Vice
                                                      President and Chief Financial Officer of the Bank

Tracy T. Rudolph                            60        Chairman of the Board, Class III Director and
                                                      President of the Company; Chairman of the Board of
                                                      the Bank

Charles M. Slavik                           84        Class I Director of the Company

Harrison Stafford                           87        Class I Director of the Company

David Zalman                                43        Class III Director and Vice President/Secretary of the
                                                      Company; Director and President of the Bank

         J. T. Herin. Mr. Herin has been a director of the Company since 1989. His affiliation with the Bank started in 1953 with his election to the Board of Directors. He has been the owner of the J-Bar Ranch in Ganado for more than the past five years.

         David Hollaway. Mr. Hollaway has been Senior Vice President and Chief Financial Officer of the Bank since 1992 and served as Treasurer of the Company from 1993 to 1999. He became Chief Financial Officer of the Company in 1998. From 1990 to 1992, Mr. Hollaway worked for the Resolution Trust Corporation in its Gulf Coast Consolidated Office in Houston. From 1988 to 1990, he worked as the Cost Accounting Manager of San Jacinto Savings Association in Bellaire, Texas. From 1981 to 1988, Mr. Hollaway was Vice President-Auditor of South Main Bank in Houston. Mr. Hollaway is a Certified Public Accountant.

         Tracy T. Rudolph. Mr. Rudolph founded the Company in 1983 and has served as Chairman of the Board since its inception. From 1980 to 1986, Mr. Rudolph was Chairman and Chief Executive Officer of South Main Bank in Houston. Prior to that, he worked at Town & Country Bank in Houston from 1972 to 1980, where he became President and Chief Executive Officer prior to that bank's acquisition by Allied Bancshares, Inc. Mr. Rudolph has over 35 years of commercial banking experience.

         Charles M. Slavik. Mr. Slavik has been a director of the Company since 1993 and was a founding director of the Bank in 1949. Mr. Slavik has been the Chairman of the Board of both Slavik's, Inc. and Slavik's Funeral Home for more than the past five years. Mr. Slavik attended St. Edward's University and Landig College of Mortuary Science. He was commissioned as a Second Lieutenant in World War II and was released from active duty as a Captain in 1946. Mr. Slavik has served as a member of the Edna Rotary Club, Veterans of Foreign Wars, the Edna Hospital Board and the Chamber of Commerce. From 1959 to 1963, Mr. Slavik served as Mayor of Edna.

         Harrison Stafford. Mr. Stafford has been a director of the Company since 1987 and was involved in the founding of the Bank in 1949. Mr. Stafford has engaged in farming, ranching and investments for more than the past five years. Mr. Stafford graduated from the University of Texas, where he was a three year All-Conference football player. Mr. Stafford has been inducted into the National Collegiate Football Hall of Fame, the University of Texas Hall of Fame and the Texas High School Hall of Fame. Mr. Stafford has participated actively in the Edna Rotary Club and the University of Texas Ex's Association, and has served as president of the Edna Independent School District Board and as a member of the Lavaca Navidad River Authority.

         David Zalman. Mr. Zalman joined the Bank as President in 1986 and became a director and Vice President/Secretary of the Company in 1987. From 1978 to 1986, Mr. Zalman was employed by Commercial State Bank in El Campo, beginning as cashier and rising to become Chief Executive Officer. Mr. Zalman received a Bachelor of Business Administration degree in Finance and Marketing from the University of Texas in 1978. He has served as a member of the El Campo City Council, the Edna Rotary Club and the El Campo Lion's Club and as president of the West Wharton County United Way.

         Each officer of the Company is elected by the Board of Directors of the Company and holds office until his successor is duly elected and qualified or until his or her earlier death, resignation or removal.

OPERATION OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company held four meetings during 1999. There was no director who attended less than 75% of the aggregate of the (i) total number of meetings of the Board and (ii) total number of meetings held by committees on which he served.

         The Board of Directors established Audit and Compensation Committees in 1998. The purpose of the Audit Committee is to monitor the Company's internal control systems and make recommendations regarding the selection of the Company's independent auditors. During 1999, the Audit Committee held two meetings. The Audit Committee is comprised of Messrs. Bayne, Bouligny and Steelhammer, each of whom is an outside director. Prior to the formation of the Audit Committee, all matters relating to the Company's external audit and internal control systems were reviewed by the Bank's Audit Committee. Notwithstanding the formation of the Company's Audit Committee, the Bank's Audit Committee continues to review the reports from the Company's independent auditors.

         The Compensation Committee is responsible for making recommendations to the Board of Directors with respect to the compensation of the Company's executive officers and is responsible for the establishment of policies dealing with various compensation and employee benefit matters. The Compensation Committee also administers the Company's stock option plans and makes recommendations to the Board of Directors as to option grants to Company and Bank employees under such plans. The Compensation Committee is comprised of Messrs. Bayne, Bouligny, Herin, Slavik, Stafford and Steelhammer, each of whom is an outside director. The members of the Compensation Committee were the same directors who handled all compensation, stock options and employee benefit matters prior to the formation of the Compensation

Committee. These directors held one meeting during 1999 to review such compensation and employee benefit matters.

EMPLOYMENT AGREEMENTS

         Tracy T. Rudolph and David Zalman entered into employment agreements with the Company in January 1998. Each agreement is for an initial term of three years and automatically renews each year thereafter unless terminated in accordance with its terms. The employment agreements provide that if the employee is terminated without cause (including constructive termination) or if a change in control of the Company occurs, the employee shall be entitled to receive from the Company a lump sum payment equal to three years' base salary. The employment agreements do not contain non-compete restrictions. The employees have the power to terminate the employment agreements upon 30 days prior notice.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of Harry Bayne, James A. Bouligny, J.T. Herin, Charles M. Slavik, Harrison Stafford and Robert Steelhammer, each of whom is an outside director. During 1999, no member of the Compensation Committee was an officer or employee of the Company or the Bank and no member has formerly served as an officer of the Company or the Bank.

DIRECTOR COMPENSATION

         Directors of the Company receive a $1,250 fee for each meeting of the Company's Board of Directors attended and no fees for each committee meeting attended. Directors of the Bank receive a $350 fee for each meeting of the Bank's Board of Directors attended and a $300 fee for each committee meeting attended.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

         The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chairman of the Board and President and the other most highly compensated executive officer of the Company (determined as of the end of the last fiscal year) for each of the three fiscal years ended December 31, 1999:


                 NAME AND                                                                         ALL OTHER
            PRINCIPAL POSITION                   YEAR               SALARY         BONUS        COMPENSATION
            ------------------                   ----            ------------      -----        ------------

Tracy T. Rudolph...........................      1999            $    250,000     $   --        $    7,598(1)
      Chairman of the Board and President of     1998                 238,542         --             7,129
      the Company; Chairman of the Board of      1997                 225,000         --             6,324
      the Bank

David Zalman...............................      1999                 225,000         --             8,060(2)
      Vice President/Secretary of the Company;   1998                 206,667         --             7,593
      President of the Bank                      1997                 185,000         --             6,606

-----------------

(1) Consists of contributions by the Company to the 401(k) plan of $5,000, $4,531 and $3,726 in 1999, 1998 and 1997, respectively, and premiums paid by the Company on a life insurance policy for the benefit of Mr. Rudolph.

(2) Consists of contributions by the Company to the 401(k) plan of $5,000, $4,533 and $3,726 in 1999, 1998 and 1997, respectively, and premiums paid by the Company on two life insurance policies for the benefit of Mr. Zalman.

STOCK OPTIONS EXERCISES AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth certain information concerning option exercises during the year ended December 31, 1999 and any value realized thereon by the executive officers named in the Summary Compensation Table, and the number and value of unexercised options held by such executive officers at December 31, 1999:



                                                        Number of Securities
                                                       Underlying Unexercised            Value of Unexercised
                                                             Options at                  In-the Money Options
                        Shares                            December 31, 1999            at December 31, 1999(2)
                      Acquired on        Value      -----------------------------    -----------------------------
       Name            Exercise       Realized(1)   Exercisable     Unexercisable    Exercisable     Unexercisable
       ----           ------------    ----------    -----------     -------------    -----------     -------------


Tracy T. Rudolph        22,500       $ 207,506           200           27,300       $     2,320    $ 316,612

David Zalman                --              --        22,700           27,300           263,263      316,612

-----------------

(1) The "value realized" represents the difference between the exercise price of the option shares and the market price of the option shares on the date of exercise without considering any taxes which may have been owed.

(2) The value is based on $16.00 per share, which was the closing sale price reported on the Nasdaq Stock Market on December 31, 1999.

STOCK OPTION PLANS

         The Company has outstanding options to purchase 287,000 shares of Common Stock issued pursuant to a stock option plan approved by the shareholders in 1995 (the "1995 Plan") for executive officers and directors. Under the 1995 Plan, in most cases, the options vest ratably over a ten year period beginning on the date of the grant; however, pursuant to the Incentive Stock Option Agreement ("Agreement") signed by each optionee prior to 1999, no options may be exercised until the optionee has completed five years of employment with the Company after the date of the grant. Notwithstanding the Agreement, the 1995 Plan provides that the Board of Directors may in its sole discretion accelerate the time at which any option may be exercised. In early 1999, the Compensation Committee of the Board of Directors accelerated the time at which the options held by two executive officers, David Zalman and Tracy T. Rudolph, could be exercised. As a result, options to purchase 45,800 shares were exercisable as of the Record Date. In 1999, the Company granted options to purchase an additional 12,000 shares under the 1995 Plan. The options granted in 1999 vest 60% of the end of the third year following the date of the grant and an additional 20% at the end of each of the following two years. Options to purchase an additional 8,000 shares are available for issuance under the 1995 Plan.

         The Company's Board of Directors and shareholders approved a second stock option plan in 1998 (the "1998 Plan") which authorizes the issuance of up to 460,000 shares of Common Stock under both "non-qualified" and "incentive" stock options to employees and "non-qualified" stock options to directors who are not employees. Options under the 1998 Plan generally must be exercised within 10 years following the date of grant or no later than three months after optionee's termination with the Company, if earlier. The 1998 Plan also provides for the granting of restricted stock awards, stock appreciation rights, phantom stock awards and performance awards on substantially similar terms. No options or other awards have been granted under the 1998 Plan.

         In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"). This statement established fair value based accounting and reporting standards for all transactions in which a company acquires goods or services by issuing its equity investments, which includes stock-based compensation plans. Under SFAS 123, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Fair value of stock options is determined using an option- pricing model. This statement encourages companies to adopt as prescribed the fair value based method of accounting to recognize compensation expense for employee stock compensation plans. Although it does not require the fair value based method to be adopted, a company must comply with the disclosure requirements set forth in the statement. The Company has continued to apply accounting in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, ("APB 25") and related Interpretations, and, accordingly, provides the pro forma disclosures of net income and earnings per share.

BENEFIT PLAN

         The Company has established a contributory profit sharing plan (the "Plan") pursuant to Section 401(k) of the Internal Revenue Code covering substantially all employees. At least three months of service is required for an employee to be eligible for employer-matching contributions. Participants may contribute up to 15% of their annual compensation to the Plan, not to exceed the maximum amount allowable under Internal Revenue Service regulations. Each year the Company determines, in its discretion, the amount of matching contributions. Total plan expenses charged to the Company's operations were approximately $184,000, $112,000, and $87,000 in 1999, 1998 and 1997, respectively.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The following is a report from the Compensation Committee of the Company describing the policies pursuant to which compensation was paid to executive officers of the Company and the Bank during 1999.

         The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. Harry Bayne, James A. Bouligny, J. T. Herin, Charles M. Slavik, Harrison Stafford and Robert Steelhammer serve on the Compensation Committee. The Compensation Committee prepares a report which sets forth the components of the Company's executive officer compensation program and describes the basis on which the 1999 compensation determinations were made by the Compensation Committee with respect to the executive officers of the Company and the Bank.

COMPENSATION PHILOSOPHY AND BASE SALARY

         The Company believes that compensation of its executive officers should enhance and reinforce the goals of the Company for profitable growth and continuation of a sound overall condition by providing key employees with additional financial rewards for the attainment of such growth and stable financial and operating conditions. The Compensation Committee believes that these goals are best supported by rewarding individuals for outstanding contributions to the Company's success and by compensating its executive officers competitively with the compensation of similarly situated executive officers.

         The Compensation Committee establishes base salary levels for each executive officer by comparison to competitive salary levels for the similar executive officer job functions at banks and bank holding companies of similar size in the Company's market areas. This is not the same group used for comparison purposes in the Company's performance graph. Base salaries approximate the median level of such competitive rates and are adjusted based on factors such as individual experience, individual performance, individual potential, cost of living considerations and specific issues particular to the Company as well as the Committee's subjective judgment. Executive officer base salaries are considered by the Compensation Committee to be competitive and reasonable.

CONTRIBUTORY PROFIT SHARING PLAN

         In addition, each of the executive officers are participants in the Company's contributory profit sharing plan established pursuant to Internal Revenue Code Section 401(k) covering substantially all employees. The Company partially matches employee contributions to this plan, including contributions by the executive officers, up to 7.5% of the employee's base salary.

STOCK OPTIONS

         Stock options have been the Company's primary form of long-term incentive compensation. As of the Record Date there were 287,000 options outstanding under the 1995 Plan, 95,000 of which are held by executive officers of the Company. No options or other awards were granted to executive officers of the Company during 1999.

         The Compensation Committee will continue to monitor the base salary levels and the various incentives of the executive offices to ensure that overall compensation is consistent with the Company's objectives and competitiveness in the marketplace.

1999 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         In reviewing the 1999 compensation of the Company's Chief Executive Officer, Tracy T. Rudolph, the Compensation Committee undertook the same evaluation set forth above with respect to executive officers. In addition, the Compensation Committee reviewed his compensation history, executive compensation survey data and comparative performance information. Upon recommendation by the Compensation Committee, the Board of Directors of the Bank set Mr. Rudolph's salary for 1999 at $250,000. The amount contributed by the Company to the 401(k) plan for the benefit of Mr. Rudolph in fiscal year 1999 was $5,000. The Company does not currently maintain a bonus plan for any of its executive officers, including Mr. Rudolph. The Compensation Committee believes that Mr. Rudolph's total compensation is reasonable and competitive based on comparative performance information and the overall performance of the Company.

                                             The Compensation Committee

                                             Harry Bayne
                                             Jim Bouligny
                                             J. T. Herin
                                             Charles Slavik
                                             Harrison Stafford
                                             Robert Steelhammer


           INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

         Many of the directors, executive officers and principal shareholders of the Company and the Bank (i.e., those who own 10% or more of the Common Stock) and their associates, which include corporations, partnerships and other organizations in which they are officers or partners or in which they and their immediate families have at least a 5% interest, are customers of the Company. During 1999, the Company made loans in the ordinary course of business to many of the directors, executive officers and principal shareholders of the Company and the Bank and their associates, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors, executive officers and principal shareholders of the Company are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of credit by the Company to executive officers, directors and principal shareholders of the Company and the Bank satisfy the foregoing standards. As of December 31, 1999, all of such loans aggregated $6.0 million which was approximately 16.9% of the Company's Tier 1 capital at such date. The Company expects to have such transactions or transactions on a similar basis with its directors, executive officers and principal shareholders and their associates in the future.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK BY
              MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of the Company Common Stock as of the Record Date, by (i) directors and executive officers of the Company, (ii) each person who is known by the Company to own beneficially 5% or more of the Common Stock and (iii) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each shareholder is the same as the address of the Company.


                                                     NUMBER                PERCENTAGE
                  NAME                              OF SHARES          BENEFICIALLY OWNED(1)
                  ----                              ---------          ---------------------

Harry Bayne .........................                  94,709                 1.82%
James A. Bouligny ...................                 158,006                 3.03%
J. T. Herin .........................                  35,333(2)                 *
David Hollaway ......................                   2,443(3)                 *
Tracy T. Rudolph ....................                 189,453(4)              3.63%
Charles M. Slavik ...................                  34,990(5)                 *
Harrison Stafford ...................                  92,300(6)              1.77%
Robert Steelhammer ..................                 126,410(7)              2.42%
David Zalman ........................                 412,434(8)              7.84%
Directors and Executive Officers as a
   Group (9) ........................               1,146,078                21.77%


----------

* Indicates ownership which does not exceed 1.0%.

(1) The percentage beneficially owned was calculated based on 5,217,825 shares of Common Stock issued and outstanding. The percentage assumes the exercise by the shareholder or group named in each row of all options for the purchase of Common Stock held by such shareholder or group and exercisable within 60 days.

(2) Includes 1,600 shares held of record by Mr. Herin's niece, as to which Mr. Herin has voting and investment control pursuant to a stock power.

(3) Includes 443 shares held of record by the Company's 401(k) Plan as custodian for the wife of Mr. Hollaway.

(4) Includes 4,000 shares held of record by the Tracy T. Rudolph 2000 Trust, of which Mr. Rudolph is the trustee, 4,693 shares held of record by the Company's 401(k) Plan as custodian for Mr. Rudolph and 400 shares which may be acquired within 60 days pursuant to options granted under the 1995 Plan.

(5) Consists of 34,990 shares held of record by the Charles and Emma Slavik Investment Partnership, of which Mr. Slavik is general partner.

(6) Consists of 90,300 shares held of record by the Harrison Stafford Investment Partnership, of which Mr. Stafford is general partner and 2,000 shares held of record by Mr. Stafford's wife.

(7) Includes 410 shares held of record by a 401(k) Plan for the benefit of Mr. Steelhammer.

(8) Includes 6,400 shares held of record by Mr. Zalman as custodian for his minor children and 45,400 shares which may be acquired within 60 days pursuant to options granted under the 1995 Plan.

                                PERFORMANCE GRAPH

         The following Performance Graph compares the cumulative total shareholder return on the Company's Common Stock for the period from November 12, 1998, when the Common Stock was first listed on the Nasdaq National Market, to December 31, 1999, with the cumulative total return of the S&P 500 Total Return Index and the Nasdaq Bank Index for the same period. Dividend reinvestment has been assumed. The Performance Graph assumes $100 invested on November 12, 1998 in the Company's Common Stock, the S&P 500 Total Return Index and the Nasdaq Bank Index. The historical stock price performance for the Company's stock shown on the graph below is not necessarily indicative of future stock performance.

                      COMPOSITE OF CUMULATIVE TOTAL RETURN*
           PROSPERITY BANCSHARES, INC., THE S&P 500 TOTAL RETURN INDEX
                            AND THE NASDAQ BANK INDEX

                                    [GRAPH]


                                             11/12/98       12/31/98       12/31/99
                                             --------       --------       --------

Prosperity (PRSP)                            $100.00        $103.13        $135.00

Nasdaq Bank Index (Nasdaq Bank)               100.00         102.63          96.64

S&P 500 Total Return Index (S&P 500)          100.00         110.18         133.36







*Assumes $100 invested on November 12, 1998 and that all dividends were reinvested.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's directors and executive officers and persons who own more than 10% of the outstanding Common Stock to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all forms they file pursuant to Section 16(a) of the Exchange Act.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, during the year ended December 31, 1999, all Section 16(a) reporting requirements applicable to the Company's officers, directors and greater than 10% shareholders were complied with except that Mr. Rudolph was late in filing two reports covering two transactions on Form 4 to reflect changes in his beneficial ownership. After discovering the inadvertent omissions in reporting such transactions, the required filings were made with the Commission.

             PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Deloitte & Touche LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 2000. Deloitte & Touche LLP has served as the Company's independent audit firm continuously for seven years. At the Meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting. Representatives of Deloitte & Touche LLP will be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY SUCH APPOINTMENT.


                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

         In order for shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act to be presented at the Company's 2001 Annual Meeting of Shareholders and included in the Company's proxy statement and form of proxy relating to such meeting, such proposals must be submitted to the Secretary of the Company at the Company's principal executive offices not later than November 17, 2000. Shareholder proposals should be submitted to the Secretary of the Company at 1301 N. Mechanic, El Campo, Texas 77437.

         In addition, the Company's Amended and Restated Bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted. For business to be properly brought before a meeting or nominations of persons for election to the Board of Directors to be properly made at a meeting by a shareholder, notice must be received by the Secretary of the Company at the Company's offices not later than the close of business on the 60th day prior to the meeting. Such notice to the Company must also provide certain information set forth in the Amended and Restated Bylaws. A copy of the Amended and Restated Bylaws may be obtained upon written request to the Secretary of the Company.

                                  OTHER MATTERS

         The Board of Directors does not intend to bring any other matter before the Meeting. Additionally, no shareholder of the Company has complied with the advance notice provisions contained in the Company's Amended and Restated Bylaws, which preclude the bringing of matters before a meeting of shareholders unless such provisions are complied with. Accordingly, no other matter is expected to be brought before the Meeting. However, if any other matter does properly come before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

         You are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

                                     By order of the Board of Directors,


                                     /s/ Tracy T. Rudolph

                                     Tracy T. Rudolph
                                     Chairman of the Board and President

                                      PROXY
                           PROSPERITY BANCSHARES, INC.

    2000 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, APRIL 18, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The 2000 Annual Meeting of Shareholders of Prosperity Bancshares, Inc. (the "Company") will be held at 1301 N. Mechanic, El Campo, Texas, on Tuesday, April 18, 2000, beginning at 3:00 p.m. (local time). The undersigned hereby acknowledges receipt of the related Notice of 2000 Annual Meeting of Shareholders and Proxy Statement dated March 17, 2000 accompanying this proxy.

         The undersigned hereby appoints Tracy T. Rudolph and David Zalman and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of Common Stock, par value $1.00 per share, of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 2000 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters, as may properly come before such meeting or any adjournment thereof, including any matter presented by a shareholder at such meeting for which advance notice was not received by the Company in accordance with the Company's Amended and Restated Bylaws.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED FOR THE FOLLOWING PROPOSALS UNLESS OTHERWISE INDICATED.

         1. ELECTION OF DIRECTORS to serve until the 2003 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

            / /  FOR all nominees listed below (except as otherwise indicated*)

            / /  WITHHOLD AUTHORITY for all nominees listed below

                 * INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, DRAW A LINE THROUGH THE NAME OF SUCH NOMINEE IN THE LIST BELOW.

                    Harry Bayne      James A. Bouligny      Robert Steelhammer

         2. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 2000.

             /  / FOR           /  / AGAINST          /  / ABSTAIN

         This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned's directions set forth herein. If no direction is made, this proxy will be voted FOR the election of all nominees for director named herein to serve on the Board of Directors until the 2003 Annual Meeting of Shareholders and until their successors are duly elected and qualified and FOR the ratification of the appointment of Deloitte & Touche LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 2000.

         Please sign your name exactly as it appears below. If shares are held jointly, all joint owners should sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by a partnership, please sign the full partnership name by an authorized person. If you are signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as such.


                                         ---------------------------------------
                                         Print Name


                                         ---------------------------------------
                                         Signature of Shareholder


                                         ---------------------------------------
                                         Print Name


                                         ---------------------------------------
                                         Signature of Shareholder


                                         Date: __________, 2000